                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       CB BANCSHARES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

    Notice is hereby given that the 1996 annual meeting (the "Meeting") of stockholders of CB Bancshares, Inc. ("Bancshares"), will be held at the Hawaii Prince Hotel (Haleakala/Kilauea Rooms), 100 Holomoana Street, Honolulu, Hawaii, on Thursday, May 23, 1996, at 2:00 p.m., Hawaiian Standard Time, for the purposes of considering and voting upon the following matters:

    1. To elect four (4) Class I Directors to serve until the 1999 annual meeting of stockholders and until their successors are elected.

    2. To elect the firm of Grant Thornton LLP as independent auditor for the ensuing year.

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on April 16, 1996, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, please promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [/S/ JAMES M MORITO]

                                          James M. Morita
                                          CHAIRMAN OF THE BOARD

Honolulu, Hawaii
April 19, 1996

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED BLUE PROXY CARD. STOCKHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL CHEMICAL MELLON SHAREHOLDER SERVICES, WHICH IS ASSISTING YOUR COMPANY, TOLL-FREE AT (888) 532-8140 (HAWAII) OR (800) 244-7265 (MAINLAND).

                                     [LOGO]

                              201 Merchant Street
                             Honolulu, Hawaii 96813
                            ------------------------

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1996
                            ------------------------

    This Proxy Statement and the enclosed Blue Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. ("Bancshares") to be used for voting at the 1996 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the "Meeting"), which will be held on May 23, 1996, at 2:00 p.m., Hawaiian Standard Time, at the Hawaii Prince Hotel (Haleakala/Kilauea Rooms), 100 Holomoana Street, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Blue Proxy Card are first being mailed to stockholders of Bancshares on or about April 19, 1996.

    The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

                                 VOTING RIGHTS

    Only holders of Bancshares common stock ("Common Stock") of record at the close of business (4:00 p.m. Hawaiian Standard Time) on April 16, 1996, (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,551,228 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

                                VOTING BY PROXY

    Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board's nominees for Class I directors, and FOR election of the firm of Grant Thornton LLP as independent auditor. If for any reason a nominee should decline or be unable to stand for election at the 1996 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board's nominees, may at their discretion vote for another candidate. The Board of Directors has appointed directors James M. Morita, Frederic K. T. Chun, Tomio Fuchu and Marcelino J. Avecilla to act as proxies on behalf of the Board of Directors.

    Prior to the annual meeting, the Bancshares' Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors and election of the independent auditor. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. All actions to be taken at the Meeting, including election of directors and election of the independent auditor, require the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting (accordingly, abstentions will have the same effect as votes cast against any such action and broker non-votes will not affect the outcome of any such action).

    A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of Bancshares, or the presiding officer of the meeting, a written notice of revocation. A stockholder attending the 1996 annual meeting may revoke his or her proxy in person at the meeting at any time prior to its exercise, and a stockholder's proxy may be revoked or superseded by a duly executed proxy of later date.

    THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The articles of incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 1996 annual meeting four (4) Class I directors are to be elected to serve until the 1999 annual meeting of stockholders and until their respective successors have been elected.

    The Board of Directors' four nominees for Class I directors are James H. Kamo, Caryn S. Morita, Robert R. Taira and Lionel Y. Tokioka, who are all currently directors of Bancshares and City Bank (the "Bank"). Mr. Kamo, Mr. Taira and Mr. Tokioka are also directors of International Savings and Loan Association, Limited ("ISL"). The Board of Directors of the Bank and ISL are elected by Bancshares as the sole stockholder of the Bank and ISL. The selection of nominees for the election of directors of the Bank and ISL is within the discretion of the Board of Directors of Bancshares.

    THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR NOMINEES FOR CLASS I DIRECTORS.

    Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors' four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for re-election at the 1996 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

    To be eligible for election as a director, written request that a person's name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days prior to the date fixed for such meeting.

    The following table sets forth as to each nominee for director, and each director now in office, each person's age, principal occupation during the past five years and the year in which he or she was first elected a director of Bancshares and, for each such nominee and director, and for all executive officers and directors of Bancshares, as a group, the number of shares of Bancshares Common Stock beneficially owned as of the

Record Date, and the percentage of the class which such ownership represents. Unless otherwise noted, each of the persons listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power.

                                                                                YEAR FIRST   COMMON STOCK
      NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND OTHER         ELECTED A    BENEFICIALLY   PERCENT OF
                                DIRECTORSHIPS                                    DIRECTOR       OWNED         CLASS
- -----------------------------------------------------------------------------  ------------  ------------  ------------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS -- TERMS TO EXPIRE IN 1999
KAMO, JAMES H. (75)                                                                1993 (1)      7,298(2)       0.21%
 Attorney; Corporate Secretary of Bancshares and its subsidiaries.
MORITA, CARYN S. (35)                                                              1995 (3)     22,852(4)       0.64%
 Senior Vice President and General Counsel of Bancshares since April 1994;
 Vice President and General Counsel of Bancshares from September 1993 to
 April 1994; Deputy Attorney General for the State of Hawaii from August 1988 to September 1993.
TAIRA, ROBERT R. (72)                                                              1980         23,411          0.66%
 Chairman of the Board, King's Hawaiian Bakery West, Inc.; Vice Chairman of
 the Board of Bancshares; Vice Chairman of the Board of the Bank; President
 and Treasurer of City Finance and Mortgage, Inc.
TOKIOKA, LIONEL Y. (61)                                                            1994 (5)     21,934(6)       0.62%
 Vice Chairman of the Board of ISL since April 1994; Chairman of the Board and Chief Executive Officer of International Holding Capital Corp. (from
 1984 to April 1994); Chairman of the Board and President of ISL (from 1986 to April 1994).
CLASS III DIRECTORS -- TERMS TO EXPIRE IN 1998
ARAKAWA, RAYMOND Y. (80)                                                           1980          3,646(7)       0.10%
 Manager, Pacific Area, J. A. Sexauer, Inc. (plumbing supplies).
CHUN, FREDERIC K. T. (76)                                                          1980         11,210          0.32%
 Vice President of Bancshares; Chairman of the Board and President of
 Citibank Properties, Inc.; Vice Chairman of the Board of City Finance and
 Mortgage, Inc.; Chairman of the Board, Chun Kim Chow, Ltd. (retail chain).
FUCHU, TOMIO (57)                                                                  1995 (8)          0          0   %
 Chairman of Kyokuto Securities Co. Ltd. since June 1995; Managing Director and General Manager, International Planning Division of The Sakura Bank,
 Ltd. from June 1994 to June 1995; Director and General Manager,
 International Planning Division of The Sakura Bank, Ltd. from June 1992 to
 June 1994; Director and General Manager, Tokyo Main Branch of The Mitsui
 Taiyo Kobe Bank, Ltd. until June 1992.
CLASS II DIRECTORS -- TERMS TO EXPIRE IN 1997
AVECILLA, MARCELINO J., M.D. (83)                                                  1980          5,727          0.16%
 Physician and surgeon (self-employed).
MIZUGUCHI, NORMAN K. (56)                                                          1995 (9)          0          0   %
 President of the Senate, Hawaii State Legislature; Director and President of
 Hawaiian Emporium, Inc.
MORITA, JAMES M. (82)                                                              1980         53,955(10)      1.52%
 Chairman of the Board, Chief Executive Officer of Bancshares; Chairman of
 the Board and Chief Executive Officer of the Bank; Chairman of the Board and
 Chief Executive Officer of ISL; Chairman of the Board and Chief Executive
 Officer of City Finance and Mortgage, Inc.
YAMANE, KAZUO E. (79)                                                              1980          6,976(11)      0.20%
 Chairman of the Board, U. Yamane, Ltd. (owns and manages real estate).
Directors and Executive Officers as a group (16 persons)                                       178,903(12)      5.04%

- --------------------------
(1) James H. Kamo was elected by the Board of Directors on July 15, 1993, to fill the unexpired term of director Robert M. Kaya, who died July 8, 1993.

(2) Of the 7,298 shares beneficially owned by James H. Kamo, 2,913 shares are held by a trustee of a retirement trust for the benefit of Mr. Kamo, as to which shares he exercises sole voting and investment power, and 4,385 shares are owned jointly with his spouse as to which he shares voting and investment power.

(3) Caryn S. Morita was elected by the Board of Directors on August 15, 1995, to fill the unexpired term of director Hilarion T. Benedicto, who died on July 30, 1995.

(4) Of 22,852 shares beneficially owned by Caryn S. Morita, 22,377 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa, as Joint-Trustees. Voting power is shared between the Joint-Trustees under the terms of the Trust. Of 22,852 shares owned by Caryn S. Morita, 132 shares are allocated to her account in the CB Bancshares, Inc. Employees Stock Ownership Plan ("ESOP"), the voting of which shares she is entitled to direct. This amount does not include 1,500 shares covered by exercisable options.

(5) Lionel Y. Tokioka was appointed to fill a new position by the Board of Directors in 1994.

(6) Of the 21,934 shares owned by Lionel Y. Tokioka, 438 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 21,934 shares owned by Lionel Y. Tokioka are 877 shares owned by Thym, Inc., an affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(7) Of the 3,646 shares beneficially owned by Raymond Y. Arakawa, 3,262 shares are owned by him directly as to which he exercises sole voting and investment power, and 384 shares are owned by members of his immediate family as to which he shares voting and investment power.

(8) Tomio Fuchu was elected by the Board of Directors on August 15, 1995, to fill the unexpired term of director Kunihiko Adachi, who died on May 2, 1995.

(9) Norman K. Mizuguchi was appointed on August 15, 1995 to fill a new position approved by the Board of Directors in 1995.

(10) Of 53,955 shares owned by James M. Morita, 20,252 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 53,955 shares owned by James M. Morita, are 22,377 shares held in a Trust established by James M. and Aiko
    N. Morita, with Caryn S. Morita and Patrick A. Tanigawa, as Joint-Trustees, referred to in footnote 4 above. This amount does not include 5,000 shares covered by exercisable options.

(11) Of the 6,976 shares beneficially owned by Kazuo E. Yamane, 6,115 shares are owned by him directly as to which he exercises sole voting and investment power, and 861 shares are owned by his spouse as to which he shares voting and investment power.

(12) This amount does not include an aggregate of 11,250 shares covered by exercisable options granted to members of this group.

    Randall O. Chang, President of the Bank, and Richard C. Lim, President of ISL, are the only Named Executive Officers named in the Summary Compensation Table below whose Bancshares stock ownership is not described above. As of the Record Date, Mr. Chang owned beneficially 603 shares of Common Stock, all of which are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct, and Mr. Lim owned beneficially 11,271 shares of Common Stock, which included 334 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. These amounts do not include 1,000 shares and 750 shares for Mr. Chang and Mr. Lim, respectively, covered by exercisable options as of the Record Date.

                                   MANAGEMENT

    Executive officers of Bancshares, and other significant employees of Bancshares and its subsidiaries are listed below. All positions described below and elsewhere in the Proxy Statement are as of the Record Date.

NAME AND AGE                                             CURRENT POSITION AND BUSINESS HISTORY
- -------------------------------------  --------------------------------------------------------------------------
James M. Morita (82).................  Chairman  of the Board of  Bancshares and Chairman of  the Board and Chief
                                        Executive Officer of the  Bank for more than  the past five years;  Chief
                                        Executive   Officer  of  Bancshares  since  January  1991;  President  of
                                        Bancshares until June 5, 1995; Chairman of the Board and Chief  Executive
                                        Officer  of City Finance and Mortgage,  Inc., since May 1990; Chairman of the Board and Chief Executive Officer of ISL since April 1994.
Robert R. Taira (72).................  Vice Chairman of the Board  of Bancshares and the  Bank for more than  the past  five years; President  and Treasurer of  City Finance and Mortgage,
                                        Inc., since March 1990; Chairman of  the Board of King's Hawaiian  Bakery
                                        West, Inc. for more than the past five years.
Ronald K. Migita (54)................  President  and Chief Operating  Officer of Bancshares  since June 5, 1995;
                                        Executive Vice President of Bank of Hawaii from 1989 to May 1995.
Frederic K. T. Chun (76).............  Vice President of Bancshares since September 1993; Treasurer of Bancshares from 1982  to 1993;  Chairman  of the  Board  and President  of  Citibank
                                        Properties,  Inc., since  September 1990; Vice  Chairman of  the Board of
                                        City Finance and Mortgage, Inc. since March 1990.
James H. Kamo (75)...................  Corporate Secretary of Bancshares, the Bank and City Finance and Mortgage,
                                        Inc., for more than the past  five years; Corporate Secretary of  O.R.E.,
                                        Inc., since April 1992; Corporate Secretary of Citibank Properties, Inc.,
                                        since April 1992; Corporate Secretary of ISL since March, 1996.
Lionel Y. Tokioka (61)...............  Vice  Chairman of the Board of ISL since April 1994; Chairman of the Board and President of ISL from December 1986 to April 1994.
Caryn S. Morita (35).................  Senior Vice President and General Counsel of Bancshares since April  1994;
                                        Vice  President and General Counsel of  Bancshares from September 1993 to
                                        April 1994; Deputy Attorney General for  the State of Hawaii from  August
                                        1988 to September 1993. Caryn Morita is the daughter of James M. Morita.
Randall O. Chang (50)................  President  and  Chief Operating  Officer of  the  Bank since  August 1993;
                                        Senior Vice President, Daiwa Bank, from March 1989 to August 1993.
Richard C. Lim (44)..................  President and Chief Operating Officer  of ISL since April 1994;  Executive
                                        Vice President and Director of ISL from May 1991 to April 1994.
Henry L. Wong (55)...................  Chief  Economist and Senior Vice President  of Bancshares since June 1994;
                                        Executive Vice  President  and  Chief Administrator  of  Bancshares  from
                                        February  1992 to  June 1994;  Senior Vice  President of  Bancshares from
                                        December 1991 to February  1992; Senior Vice President  of the Bank  from
                                        March 1989 to December 1991.

NAME AND AGE                                             CURRENT POSITION AND BUSINESS HISTORY
- -------------------------------------  --------------------------------------------------------------------------
Daniel Motohiro (52).................  Senior  Vice President and Chief Financial Officer of Bancshares since May
                                        1992; Treasurer of Bancshares since October 1993; Assistant Treasurer  of
                                        Bancshares  from June  1987 to  October 1993;  Senior Vice  President and
                                        Controller of the Bank from August 1987 to April 1992.

    Officers of Bancshares are elected  annually for a term  of one year at  the
Board   of  Directors  meeting  immediately  following  the  annual  meeting  of stockholders.

    Bancshares and Ronald K. Migita entered into an Employment Agreement on May 31, 1995 employing Mr. Migita as President and Chief Operating Officer of Bancshares for a term commencing June 5, 1995 and ending on May 31, 2000. Mr. Migita's base salary is $225,000 for each year of the term. Bancshares may in its discretion increase the base salary and grant bonus or other compensation or benefits, and Mr. Migita is entitled to participate in employee benefits plans and programs of Bancshares, to the extent that he is eligible. Bancshares may terminate the employment of Mr. Migita for cause as defined in the Agreement without prior notice. Mr. Migita may terminate his employment upon 120 days prior written notice. The Agreement terminates in the event of the death or disability, as defined in the Agreement, of Mr. Migita.

    The Bank and Randall O. Chang have entered into an Employment Agreement employing Mr. Chang as President and Chief Operating Officer of the Bank at a minimum base salary of $165,000 per year for a five-year period commencing August 16, 1993. The Bank may in its discretion increase such base salary and grant bonus or other compensation and benefits to Mr. Chang, and he is entitled to participate in employee benefit programs generally available to executive officers of the Bank. Under the Employment Agreement the Bank may terminate Mr. Chang for cause as defined in the agreement. Mr. Chang has the right to terminate his employment at any time under the agreement for good reason, as defined in the agreement, or with not less than 120 days written notice without good reason. In the event of an illness or incapacity of Mr. Chang, the Bank must continue payment of his salary for a minimum of 12 months after commencement of such illness or incapacity.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table sets forth all compensation paid or payable for the years 1993 - 1995 by Bancshares or its subsidiaries to Bancshares' Chief Executive Officer, James M. Morita, and the four other most highly compensated executive officers of Bancshares and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                       -------------------
                                                                                             AWARDS
                                                      ANNUAL COMPENSATION              -------------------
                                          -------------------------------------------      SECURITIES
                                                                      OTHER ANNUAL         UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)    BONUS ($)   COMPENSATION ($)    OPTIONS/SARS (#)    COMPENSATION ($)
- -----------------------------  ---------  -----------  -----------  -----------------  -------------------  -----------------
James M. Morita, Chairman of        1995   $ 440,000    $ 122,317       $   2,092              10,000           $ 122,988(1)
 the Board,                         1994   $ 437,504    $ 199,570       $   4,068              10,000           $ 160,833
 Chief Executive Officer of         1993   $ 383,000    $ 180,000       $   1,980              --               $  25,587
 Bancshares; Chairman of the
 Board and Chief Executive
 Officer of the Bank;
 Chairman of the Board and
 Chief Executive Officer of
 ISL
Randall O. Chang, President         1995   $ 173,250       --           $   8,505               2,000           $   4,848(3)
 and Chief Operating Officer        1994   $ 165,000    $  26,466       $  28,588(4)            2,000           $  13,549
 of the Bank (2)                    1993   $  61,875       --           $   7,500              --                  --
Lionel Y. Tokioka, Director         1995   $ 200,000    $ 174,182       $   1,000               2,500           $  51,055(6)
 and
 Vice Chairman of ISL(5)            1994   $ 152,758    $ 118,492       $   3,444              --               $  13,350
Robert R. Taira, Vice               1995   $ 150,000    $  --              --                  --               $  43,314(7)
 Chairman
 of Bancshares; Vice Chairman       1994   $ 127,500       --              --                  --               $  69,800
 of the Bank; President and         1993   $  60,000       --              --                  --               $  58,846
 Treasurer of City Finance
 and Mortgage, Inc.
Richard C. Lim, President and       1995   $ 150,000    $ 142,112       $   9,230               1,500           $   4,848(9)
 Chief Operating Officer            1994   $ 114,280    $  92,795       $   2,735               1,500           $  14,016
 of ISL(8)

- ------------------------------

(1) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Morita's 401(k) account. This amount also includes $118,140, which represents the premium attributed to insurance coverage for Mr. Morita paid by Bancshares pursuant to split-dollar life insurance policies.

(2) Mr. Chang became President and Chief Operating Officer of the Bank in August 1993.

(3) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Chang's 401(k) account.

(4) This amount includes $21,618 paid by the Bank for Mr. Chang's residential rental expenses.

(5) Mr. Tokioka became Vice Chairman of ISL in April 1994.

(6) This amount includes $46,207 in fees paid to Mr. Tokioka for serving as director of Bancshares and certain of its subsidiaries. This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Tokioka's 401(k) account.

(7) This amount includes fees paid to Mr. Taira for serving as director of Bancshares and certain of its subsidiaries during 1995. Mr. Taira does not participate in Bancshares' 401(k) program.

(8) Mr. Lim became President and Chief Operating Officer of ISL in April 1994.
(9) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Lim's 401(k) account.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares' Stock Compensation Plan.

                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                   ------------------------------------------------------------  POTENTIAL REALIZABLE
                                                      PERCENT OF                                   VALUE AT ASSUMED
                                                         TOTAL                                   ANNUAL RATES OF STOCK
                                                     OPTIONS/ SARS                                PRICE APPRECIATION
                                                      GRANTED TO     EXERCISE OR                    FOR OPTION TERM
                                     OPTIONS/SARS    EMPLOYEES IN       BASE        EXPIRATION   ---------------------
NAME                                GRANTED(1)(#)     FISCAL YEAR    PRICE($/SH)       DATE        5%($)      10%($)
- ---------------------------------  ----------------  -------------  -------------  ------------  ---------  ----------
James M. Morita..................       5,000 (2)           9.2%     $   29.00(4)    12/29/2005  $  91,200  $  231,100
                                        5,000 (3)           9.2%     $   29.00(5)    12/29/2005  $  50,600  $  190,500
Randall O. Chang.................       1,000 (2)           1.8%     $   29.00(4)    12/29/2005  $  18,240  $   46,220
                                        1,000 (3)           1.8%     $   29.00(5)    12/29/2005  $  10,120  $   38,100
Lionel Y. Tokioka................       1,250 (2)           2.3%     $   29.00(4)    12/29/2005  $  22,800  $   57,775
                                        1,250 (3)           2.3%     $   29.00(5)    12/29/2005  $  12,650  $   47,625
Robert R. Taira..................         0                   0%         --             --          --          --
Richard C. Lim...................        750  (2)           1.4%     $   29.00(4)    12/29/2005  $  13,680  $   34,665
                                         750  (3)           1.4%     $   29.00(5)    12/29/2005  $   7,590  $   28,575

- ------------------------
(1) All options were granted on December 29, 1995 and approved by Bancshares Board of Directors.

(2) These options are Performance Options which become exercisable on December 29, 2000. The Performance Options may become exercisable, in installments, sooner than December 29, 2000, depending upon Bancshares' financial results. If Bancshares' "return on equity" increases by 100 basis points, then the Performance Options will become exercisable with respect to one-third of the stated number of shares of Common Stock; an increase of 200 basis points will cause the Performance Options to become exercisable with respect to two-thirds of the stated number of shares of Common Stock; and a 300 basis point increase means the Performance Options become fully-exercisable. However, an employee must be employed by Bancshares or one of its subsidiaries for a full year after the date of grant before a Performance Option can be exercised.

(3) These options are Index Options which become exercisable on December 29, 1996, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

(4) The exercise price of $29.00 for the Performance Options is the closing sales price for Bancshares Common Stock on NASDAQ on December 29, 1995.

(5) The exercise price of an Index Option increases from year to year according to increases (but not decreases) in the cost of living. The initial exercise price of the Index Options is set forth above. Each January 1, the exercise price for Index Options will increase according to the increase in the Bureau of Labor Statistics' Consumer Price Index--All Urban Consumers. For purposes of the 5% and 10% Potential Realizable Value columns, the Consumer Price Index-All Urban is assumed to increase at an annual rate of 2.5% over the ten year term of the options.

    The following table sets forth information concerning unexercised stock options to purchase Bancshares Common Stock under the Stock Compensation Plan. None of the above named executive officers exercised any stock options in 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                             OPTIONS/SARS AT FY-END(#)   OPTIONS/SARS AT FY-END($)
                                                             -------------------------  ---------------------------
                                                             EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                             -------------------------  ---------------------------
James M. Morita............................................            0/10,000(1)               $    0/$0
                                                                    5,000/5,000(2)               $    0/$0
Randall O. Chang...........................................             0/2,000(1)               $    0/$0
                                                                    1,000/1,000(2)               $    0/$0
Lionel Y. Tokioka..........................................             0/1,250(1)               $    0/$0
                                                                        0/1,250(2)               $    0/$0
Robert R. Taira............................................                   0                     --
Richard C. Lim.............................................             0/1,500(1)               $    0/$0
                                                                        750/750(2)               $    0/$0

- ------------------------
(1) Performance Options.

(2) Index Options.

    In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option.

DEFINED BENEFIT PLAN COMPENSATION

    During 1991, the Bank entered into deferred compensation agreements with key management officers. Under the agreements, the Bank is obligated to provide certain of such officers or beneficiaries of such officers, during a period of ten years after the officer's death, disability, or retirement, annual benefits ranging from $25,000 to $50,000. Presently, the group covered by this plan consists of 32 present officers and five retired officers. Additionally, under a similar unfunded defined benefit plan, Mr. Morita would receive an annual amount equal to $150,000 or one-half of his final annual compensation prior to death, disability, or retirement, whichever is higher, (subject to a maximum amount of $250,000) for such ten-year term. The amount payable annually under the plan for Mr. Morita is $250,000. Mr. Morita will also be extended certain medical benefits, club memberships and Bank related travel expense during the ten-year term of the agreement.

    The estimated present value of future benefits to be paid under all plans is being accrued over the period from the effective date of the agreements until the full eligibility dates of the participants. The expense incurred for the plans covering the 37 officers for the year ended December 31, 1995, amounted to $1,421,000, of which 48.7% was for Mr. Morita's plan. The Bank is the beneficiary of life insurance policies with a face value of $18,493,000 that have been purchased as a method of partially financing benefits for certain officers.

CHANGE OF CONTROL AGREEMENTS

    On March 28, 1996, the Board of Directors of Bancshares approved and adopted
(i) a Change of Control Agreement between Bancshares and James M. Morita, Chairman of the Board and Chief Executive Officer of Bancshares (the "Chairman's Agreement"); and (ii) Change of Control Agreements with five senior executives of Bancshares (the "CBBI Executives' Agreement"). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight of its senior executives (the "Bank Executives' Agreement"), including Randall Chang. On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the "ISL Executives' Agreement"), including Lionel Tokioka and Richard Lim. Mr. Robert Taira is not a party to a Change of Control Agreement. The Chairman's Agreement, the CBBI Executives' Agreements, the Bank Executives' Agreements and the ISL Executives' Agreements are collectively referred to below as the "Change of Control Agreements". The executives who are parties to the Change of Control Agreements are referred to below as the "Executives." Bancshares, Bank and ISL are sometimes referred to below as the "Employer."

    The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives, including Mr. Morita. The Change of Control Agreements become operational upon the occurrence of a "Change of Control." For purposes of the Change of Control Agreements, a "change of control" is deemed to occur when (i) a person becomes the beneficial owner of 20% or more of Bancshares' voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares' voting power in the resulting entity; or (iii) within any 24 month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

    The Chairman's Agreement also provides that certain provisions become operative upon the occurrence of a "Potential Change of Control." A Potential Change of Control is deemed to occur under the Chairman's Agreement if: (i) a person commences a tender offer for 20% or more of Bancshares' voting stock;
(ii) approval of a Transaction is requested of Bancshares' shareholders; (iii) Bancshares enters into an agreement that will result in a "change of control",
(iv) any person becomes the beneficial owner of 9.9% or more of Bancshares' outstanding voting securities, (v) proxies for the election of Bancshares' directors are solicited by anyone other than Bancshares, or (vi) the Board of Directors of Bancshares deems any other event to be a Potential Change of Control. Notwithstanding the occurrence of a Potential Change of Control under the Chairman's Agreement, if the Bancshares Board of Directors determines in good faith that the events giving rise to a Potential Change of Control will not result in the occurrence of a Change of Control, or if no Change of Control occurs within 12 months after occurrence of a Potential Change of Control, neither Bancshares nor the Chairman have any obligation to the other under the Change of Control Agreement, unless and until the agreement again becomes effective by reason of the occurrence of another Potential Change of Control or Change of Control.

    In the event of a Change of Control or, in the case of the Chairman's Agreement, a Potential Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three year period commencing on the Effective Date (the "Employment Period"), in a commensurate position, with the commensurate duties, as held 90-days prior to the Effective Date (or in the case of the Chairman's Agreement immediately prior to a Potential Change of Control); (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date (one year in the Chairman's Agreement). The Chairman's Agreement also provides for payment by Bancshares of certain excise taxes (and any income or excise taxes thereon) that may be imposed on payments to him pursuant to Section 4999 of the Internal Revenue Code, as amended.

    The Change of Control Agreements will automatically terminate upon the Executive's death. The Employer may terminate the Change of Control Agreements after having established the Executive's disability and giving the Executive required notice. Following a Change of Control, the Executive may terminate the Change of Control Agreements for any reason on 30-days written notice. The Employer may terminate the Change of Control Agreements for cause and the Chairman may terminate the Chairman's Agreement for "good reason," as such term is defined in the Chairman's Agreement.

    The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreement to the date of death, or termination for disability, including base salary through the date of termination, a prorated annual bonus based on the previous fiscal year, any deferred compensation not yet paid, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

    If the Change of Control Agreement is terminated by the Employer, other than for cause, or terminated by the Chairman for good reason, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts:
(1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years);
(b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amount being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer if he had continued in the employ of the Employer for the remainder of the Employment Period and (y) any amounts actually paid under any such plan with respect to such awards; (4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a),
(2)(b) or (4) above is reduced by any amount paid to the Executive under Bancshares' severance procedures and guidelines or any agreement related thereto.

    With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of Bancshares with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over
(y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above is appropriately reduced.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Executive Compensation Committee (the "Committee"), which meets no less than twice per year, considers compensation for executive officers of Bancshares and certain officers of the Bank and ISL and makes recommendations for approval by Bancshares' Board of Directors.

    The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison to banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares' executive compensation program is comprised of three elements:

       -annual base salary;

       -annual bonus awards; and

       -stock compensation awards

    BASE SALARIES. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. There is no specific weighting of factors or objective formula by which the Committee applies these factors.

    Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer's administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

    Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares' stock price and increase in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

    Related Business Factors. The Committee also analyzes related business indicators such as an executive officer's relationship with other businesses on a local, national and international level, an executive officer's community involvement, the public image and reputation projected by the executive officer, the executive officer's corporate communication, and the executive officer's relationship with stockholders, employees and government regulators.

    BONUS AWARDS. In determining bonus payments for management, the Committee generally follows a management incentive compensation program which focuses on specified performance measures. The Committee employs four performance measures: profit objective performance, return on equity, return on assets relative to peers and individual performance. The three corporate performance measures are weighted as follows: profit objective performance (35%), return on equity (25%) and relative return on assets (40%). Performance standards are set for each measure, consisting of a minimum (at which no incentive is earned), target and maximum. Incentive amounts are capped at the maximum level. After the three corporate performance measures are determined, individual performance, which is based on more qualitative criteria, is considered in the final determination of an appropriate incentive bonus payment. There were no bonus awards earned under the Bancshares management incentive plan for 1995.

    ISL maintains an Auxiliary Compensation Plan which provides a variable compensation package which is allocated 33% to a Required Contribution Package and 67% to a Discretionary Contribution Package. The Required Contribution
Package is allocated to the ISL 401(K) and ESOP plans. The Discretionary Contribution Package is allocated among all exempt employees based on their salaries and on an allocation formula. The ISL Board may then provide its discretion in determining the final amount of any incentive award.

    The total amount allocated to the Auxiliary Compensation Plan is determined by the ISL Board of Directors and cannot exceed 20% of ISL's pre-tax net income (excluding extraordinary items). The amount allocated to the Discretionary
Contribution Package can only be distributed if certain standards are met relating to capital levels, profitability and risk. For 1995, all of the capital, profitability and risk requirements were satisfied and an amount equal to 10.4% of pre-tax net income was allocated to the Plan. Mr. Morita, Mr. Tokioka and Mr. Lim earned bonuses of $122,317, $174,182 and $142,112, respectively, under the Plan.

    STOCK COMPENSATION AWARDS. Bancshares maintains the CB Bancshares, Inc. Stock Compensation Plan under which awards may be granted to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares' stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and makes recommendations of stock awards to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

    On December 29, 1995, stock option awards were granted for selected employees including the named executive officers, except Mr. Taira. One-half of the option grants are Performance Options; the other one-half of the option grants are Index Options, the terms of which are described in the Option/SAR Grants in Last Fiscal Year table.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In determining Mr. Morita's base salary, the Committee considers quantitative and financial performance factors as well as qualitative factors which require subjective evaluation. Among the quantitative factors considered are profitability, growth and total shareholder return, such as return on equity, return on assets and share price performance. The Committee also considers Mr. Morita's leadership ability to direct
Bancshares in an increasingly competitive environment and his strong relationships and reputation in the industry. For 1995, the Committee determined to make no change in Mr. Morita's base salary.

    With respect to Mr. Morita's incentive compensation, the Committee determined that Bancshares did not meet its financial objectives for 1995 and that there would be no incentive award for the 1995 Bancshares plan year. With respect to ISL, the financial performance objectives were met and Mr. Morita earned an incentive award of $122,317 under the plan formula.

    With respect to stock compensation, the Compensation Committee considered it important to link Mr. Morita's compensation closely to stockholder interests. Therefore, on December 29, 1995, Bancshares granted Mr. Morita 10,000 stock options, 5,000 of which are Performance Options and 5,000 of which are Index Options.

    As in prior years, the Committee retained an executive compensation consultant to assist in determining the overall competitiveness of its compensation program and whether the results are appropriate and aligned with shareholders' interests. Based on the consultant's study, the Committee has determined that Mr. Morita's total direct compensation package falls between the median and the 75th percentile of comparable banking institutions of similar size.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable years commencing on January 1, 1994. This legislation generally limits Bancshares' executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 1995 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to study Section 162(m) and its effects on Bancshares' executive compensation program with respect to future compensation.

                             COMPENSATION COMMITTEE

               Kazuo E. Yamane                          Marcelino J. Avecilla, M.D.
             Raymond Y. Arakawa                               George C. C. Oh
                                                 Hilarion T. Benedicto (deceased July 30,
               Larry K. Matsuo                                     1995)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares' Board of Directors:

- - Kazuo E. Yamane                    - Raymond Y. Arakawa
- - Larry K. Matsuo                    - George C.C. Oh
- - Marcelino J. Avecilla, M.D.        - Hilarion T. Benedicto
                                     (deceased July 30, 1995)

    During the last fiscal year, Mr. Yamane served as Vice Chairman and Vice President of Citibank Properties, Inc., a subsidiary of Bancshares. Mr. Yamane received no compensation for these positions.

    The following executive officers of Bancshares also serve on the Board of Directors of ISL which makes compensation decisions with respect to executive officers of ISL: James M. Morita, Robert R. Taira, Frederic K.T. Chun, Ronald K. Migita and James H. Kamo. Mr. Morita excused himself from deliberations of the ISL Board of Directors relating to his own individual compensation from ISL.

FINANCIAL PERFORMANCE

    The following graph summarizes the cumulative return experienced by Bancshares' stockholders over the years 1990 through 1995, compared to the CRSP Index for the NASDAQ Stock Market and a Peer Group consisting of two Hawaiian and four west coast bank holding companies:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG CB BANCSHARES, INC., NASDAQ MARKET
                              & PEER GROUP INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CB BANCSHARES    PEER GROUP     NASDAQ
1990                   100           100         100
1991                   124           139         161
1992                   168           154         187
1993                   256           146         215
1994                   242           149         210
1995                   249           201         296

                     (Performance results through 12/31/95)

                                               1990         1991         1992         1993         1994         1995
                                               -----        -----        -----        -----        -----        -----
CB Bancshares                                      100          124          168          256          242          249
Peer Group                                         100          139          154          146          149          201
NASDAQ                                             100          161          187          215          210          296

    The Peer Group consists of: California Bancshares Inc., CPB Inc., GBC Bancorp, Cathay Bancorp Inc., First Hawaiian Inc. and Western Bank of Coos Bay, Oregon.

       -Assumes  $100 invested on December 31,  1990 in Bancshares Common Stock,
        NASDAQ Market Index and Peer Group Index.

       -Total return assumes reinvestment of dividends.

       -Fiscal year ending December 31.

    [Source: Research Data Group]

    Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION OF DIRECTORS

    During 1995, each person (other than James M. Morita and Caryn S. Morita, who were not paid any retainer) who served as a director of one or more of Bancshares, the Bank or ISL Boards of Directors received an annual retainer of
(i) $10,000 for serving on one of the Boards; (ii) $5,000 for serving on a second Board; and (iii) $2,500 for serving on a third Board. Each member of the Board of Directors of Bancshares, the Bank and ISL received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares, the Bank and ISL received $550 for each committee meeting presided. As full-time employees of Bancshares, Bancshares directors James M. Morita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

    In 1996, the Bancshares Board of Directors adopted a Director's Compensation Policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest). A similar cap on meeting fees was instituted for committee meetings. In addition, persons who attend more than one meeting of a Board or committee on the same day will be paid only one meeting fee.

    City Finance and Mortgage, Inc., O.R.E., Inc. and Citibank Properties, Inc., pay no retainer or Board fees to their directors. ISL's direct and indirect subsidiaries (DRI Assurance, Inc., ISL Capital Corporation, ISL Services, Inc., ISL Financial Corporation and Pacific Assurance Agency, Inc.) also pay no retainer or Board fees to their directors.

COMMITTEES OF THE BOARD; MEETINGS

    The Audit Committee and Compensation Committee of Bancshares' Board of Directors committees are currently comprised of the following members:

AUDIT COMMITTEE:                        COMPENSATION COMMITTEE:
- --------------------------------------  --------------------------------------
Marcelino J. Avecilla, Chairman         Kazuo E. Yamane, Chairman
Raymond Y. Arakawa                      Raymond Y. Arakawa
Kazuo E. Yamane                         Marcelino J. Avecilla
                                        Larry K. Matsuo
                                        George C.C. Oh

    The Audit Committee is responsible for the operations and continued independence of Bancshares' Internal Audit Division ("IAD"). IAD independently reviews all operations of Bancshares and its subsidiaries (other than ISL which has its own audit department for ISL and its subsidiaries). Reviews are conducted by IAD's two operating departments: Audit and Loan Review. The Audit Department's primary responsibilities are to review the adequacy and effectiveness of internal controls, to evaluate compliance with regulatory guidelines, internal policy, and generally accepted accounting practices, and to identify areas of risk and loss exposure. The Loan Review Department's primary responsibility is to evaluate the credit quality of the loan portfolios of Bancshares and its subsidiaries (other than ISL and its subsidiaries).

    The functions performed by the Bancshares Audit Committee include recommending annually to the Board of Directors of Bancshares an independent certified public accountant to perform the external audit function, reviewing financial statements and records, consulting with management concerning internal audit procedures, and meeting with Bancshares' independent certified public accountants to discuss the process and scope of their external audit and the engagement letter. The Audit Committee held 13 meetings during 1995.

    The Compensation Committee has the responsibility of reviewing and recommending compensation of all executive officers of Bancshares and its subsidiaries, subject to the approval of the Board of Directors of Bancshares and its subsidiaries, as the case may be. The Compensation Committee held four meetings during 1995. Bancshares has no nominating committee.

    Bancshares' Board of Directors held 23 meetings during 1995. All present directors attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of committees of which they are members, except Mr. Fuchu and Mr. Mizuguchi.

CERTAIN TRANSACTIONS

    The Bank leases the premises in which its Kalihi Branch is situated from U. Yamane, Ltd., a corporation of which Kazuo E. Yamane, a director of Bancshares, is president, a director and the controlling stockholder. The lease, which commenced on February 1, 1978, provided for two consecutive five-year terms, followed by a ten-year term. Base rent for the current ten-year term is $4,145.63 per month. The lease also requires the payment by the Bank of certain additional charges, including certain maintenance costs and a pro rata share of real estate taxes and other assessments, which totalled $14,408 in 1995. The lease was negotiated in an arm's length transaction, and, in the opinion of management, its provisions, including the provision for rent, are comparable with those of leases between unassociated parties for like property similarly situated.

    James H. Kamo, a director and executive officer of Bancshares, also acts as legal counsel for Bancshares and the Bank. Mr. Kamo received payment of $21,374 in 1995 for legal services rendered on behalf of Bancshares and subsidiaries. In addition to directors' retainer and meeting fees described above, Mr. Kamo was also paid $10,000 per month for his services as Secretary of Bancshares, the Bank and subsidiaries.

INDEBTEDNESS OF MANAGEMENT

    Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive officers are associated, were customers of, and had banking transactions with the Bank and ISL in the ordinary course of the Bank's and ISL's business during 1995. Such loans totalled $11.4 million at December 31, 1995. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except as described below) and, in the opinion of the management of the Bank and ISL, did not involve more than a normal risk of collectibility or present other unfavorable features.

    In 1982 ISL, while it was a subsidiary of International Holding Capital Corp. ("IHCC"), made a preferred interest rate home mortgage loan to Lionel Tokioka, a director and executive officer of Bancshares, and his wife, Carole Tokioka. The interest rate for such loan is 8.5%. As of April 1, 1994, which was the loan payment date immediately preceding the merger of IHCC into Bancshares, the amount of outstanding indebtedness on such loan was $330,130.32. As of the latest practicable date (March 1, 1996), the amount outstanding on such loan was $280,398.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' officers and directors, and persons who own more than ten percent of a registered class of Bancshares' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than ten-percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Bancshares during the last fiscal year, and written representations that no Form 5's were required, Bancshares is not aware of any late reports of such forms, transactions not timely reported or known failure to file a required form, except Mr. Fuchu and Mr. Mizuguchi did not timely file their initial Form 3s upon becoming directors of Bancshares, and Form 5 filings were not timely made with respect to allocation of ESOP shares and/or grants of stock options for the following executive officers: James M. Morita, Lionel Tokioka, Caryn Morita, Randall Chang, Richard Lim, Henry Wong, and Daniel Motohiro.

              OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

    The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares' outstanding Common Stock as of the Record Date:

                                                                               AMOUNT AND NATURE OF    PERCENT
                    NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP    OF CLASS
- -----------------------------------------------------------------------------  --------------------  ------------
CB Bancshares, Inc. Employees Stock Ownership Plan                                  420,894 Shares     11.85% (1)
 Hawaiian Trust Company Ltd., Trustee
 841 Bishop Street, 12th Floor
 Honolulu, Hawaii 96813
The following persons have filed a joint filing on Schedule 13D: (2)             220,360 Shares(3)      6.21%
 M.A. Schapiro & Co., Inc.;
 M.A. Schapiro & Co., Inc. Profit Sharing/Retirement Plan;
 S.D. Securities, Inc.; Second District Securities Co., Inc. Profit
 Sharing/Retirement Plan;
 Donald J. Andres; and Thomas J. Mirante all located at:
 One Chase Manhattan Bank
 New York, New York 10005

First Union Corporation (4)                                                      216,700 Shares(5)      6.10%
 One First Union Center
 Charlotte, North Carolina 28288

TON Finance, B.V. (6)                                                               341,401 Shares      9.61%
 Rokin 5S 1000 A.E.
 Amsterdam, Netherlands

- ------------------------

(1) Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the ESOP Committee. The Trustee has sole investment power.

(2)  The information  relating to this  beneficial ownership was  derived from a
    Schedule 13D, dated March 12, 1996, filed with the Securities and Exchange Commission.

(3) Of the 220,360 shares, the above-referenced Schedule 13D indicates the following beneficial ownership of shares: M.A. Schapiro & Co., Inc. -- 161,482; S.D. Securities, Inc. -- 52,878; M.A. Schapiro & Co., Inc. Profit Sharing/Retirement Plan -- 2,000; Second District Securities Co., Inc. Profit Sharing/ Retirement Plan -- 2,000; Donald J. Andres -- 1,000; and Thomas J. Mirante -- 1,000. In the Schedule 13D filing, the filing persons state each may be deemed to beneficially own, but expressly disclaims any such beneficial ownership, the aggregate number of shares of Common Stock owned by each other filing person.

(4)  The information  relating to this  beneficial ownership was  derived from a
    Schedule 13G, dated February 12, 1996, which was filed by First Union Corporation with the Securities and Exchange Commission, as parent holding company for its subsidiary Evergreen Asset Management Group, an investment adviser for mutual funds or other clients, with respect to ownership as of December 31, 1995.

(5) Of the 216,700 shares, the above-referenced Schedule 13G indicates First Union Corporation has sole power to vote 212,100 shares, and shared power to vote 4,600 shares.

(6)  The information  relating to this  beneficial ownership was  derived from a
    Schedule 13D, dated May 24, 1995, filed with the Securites and Exchange Commission.

    Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

                       NOMINATIONS TO BOARD OF DIRECTORS

    On March 13, 1996, Bancshares received the nominations of two individuals to the Bancshares Board of Directors from George Reycraft, as Chairman of S.D. Securities, Inc. The nominees, who have consented to serve as director if elected, are H. Clifton Whiteman and William M. Griffin. Mr. Whiteman, who lives in New York City, is a retired bank executive, who has served as a director and consultant, York Research Corporation, New York, since 1991; director and consultant, Keene Corporation, New York, since 1991; and director, Teltec Communications Corp., Westernville, New York since 1995. Mr. Griffin is Chairman of The WMG Company, located in Hartford, Connecticut, organized in 1986 for the purpose of managing the funds of certain limited partnerships which specialize in the ownership of shares of regional banks and thrift institutions. Mr. Griffin is a director of Texas Utilities Company and Gradient Lens Corporation.

                              INDEPENDENT AUDITOR

    Bancshares' Board of Directors recommends to stockholders the election of the firm of Grant Thornton LLP, Accountants and Management Consultants, to serve as independent auditor for Bancshares for 1996 and thereafter until its successor is elected. During 1995, Grant Thornton LLP completed its examination of the financial statements of Bancshares for 1994 and the preparation of the corporate income tax returns and interim examination for 1995. A representative of Grant Thornton LLP is expected to be present at the 1996 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. Bancshares has retained Chemical Mellon Shareholder Services, a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at up to $35,000 plus expenses.

                              FINANCIAL STATEMENTS

    Bancshares'   1995  Annual  Report   to  stockholders,  including  financial
statements, has accompanied or preceded the mailing of this proxy statement.

    BANCSHARES WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH STOCKHOLDER, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. DANIEL MOTOHIRO, CHIEF FINANCIAL OFFICER, CB BANCSHARES, INC., 201 MERCHANT STREET, HONOLULU, HAWAII 96813.

                              STOCKHOLDER PROPOSAL

    In order for any stockholder proposal to be included in Bancshares' proxy statement and proxy as an item of business for the 1997 annual meeting of stockholders of Bancshares, it must be received at the principal executive offices of Bancshares not later than December 30, 1996.

                                 OTHER BUSINESS

    The Board of Directors does not know of any other matter to be presented at the 1996 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ JAMES M. MORITA

                                          James M. Morita
                                          CHAIRMAN OF THE BOARD

April 19, 1996

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                        PROXY

                     IMPORTANT-PLEASE SIGN AND RETURN IMMEDIATELY

           CB BANCSHARES, INC., 201 Merchant Street, Honolulu, Hawaii 96813

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS


  The undersigned stockholder of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints James M. Morita, Frederic K. T. Chun, Tomio Fuchu and Marcelino J. Avecilla and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 1996 annual meeting of stockholders of CB Bancshares to be held on Thursday, May 23, 1996, at 2:00 p.m., at Hawaii Prince Hotel, 100 Holomoana Street, Honolulu, Hawaii, or any adjournment thereof, with all the rights and powers the undersigned would possess if personally present: Proxies are instructed to vote as specified on the reverse side.

                            CONTINUED ON REVERSE SIDE



- --------------------------------------------------------------------------------
                                *FOLD AND DETACH HERE*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:   PLEASE MARK
                                                              YOUR VOTE AS
                                                              INDICATED IN
                                                              THIS EXAMPLE  /X/
1.  ELECTION OF DIRECTORS

              FOR ALL NOMINEES                 WITHHOLD
               LISTED AT RIGHT                 AUTHORITY
           (except as indicated               TO VOTE FOR
              to the contrary)                ALL NOMINEES
                                            LISTED AT RIGHT

                   /  /                             /  /

       James H. Kamo, Caryn S. Morita, Robert R. Taira, Lionel Y. Tokioka

(INSTRUCTION: To withhold authority to vote for any individual nominee, or nominee's write the name of the nominee or nominees in the space provided below.)

2. ELECTION OF THE FIRM OF GRANT THORNTON AS INDEPENDENT AUDITOR FOR THE ENSUING YEAR.

                   FOR               AGAINST             ABSTAIN

                  /  /                /  /                /  /

- --------------------------------------------------------------------------------


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, BUT NOT LIMITED TO, MATTERS PRESENTED AT THE MEETING, WHICH WERE NOT KNOWN
    TO THE BOARD OF DIRECTORS, A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES.

    IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS ABOVE.

                             Please sign exactly as name appears hereon.
                             When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees should sign. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.


                             -----------------------------------------------
                             Signature (no witness required)


                             -----------------------------------------------
                             Signature

                             Dated:
                                   -----------------------------------------

                      PLEASE SIGN AND DATE HERE RETURN PROMPTLY
                                *FOLD AND DETACH HERE*